Exhibit 24


                             Power of Attorney


          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Bristol-Myers Squibb Company (the "Company") constitutes and appoints John L. McGoldrick, Esq., Senior Vice President, Law and Strategic Planning and General Counsel of the Company, and Alice C. Brennan, Vice President and Secretary of the Company, as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of up to $1,000,000,000 aggregate initial public offering price of debt securities, and any or all amendments to such Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and other appropriate governmental agencies, and grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intent and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said

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attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned have duly signed this Power of Attorney this 3rd day of March, 1998.

 /s/ Charles A. Heimbold, Jr.                /s/ Robert E. Allen
 Charles A. Heimbold, Jr.                    Robert E. Allen



 /s/ Louis V. Gerstner, Jr.                  /s/ Ellen V. Futter
 Louis V. Gerstner, Jr.                      Ellen V. Futter


 /s/ John D. Macomber                        /s/ Laurie H. Glimcher, M.D.
 John D. Macomber                            Laurie H. Glimcher, M.D.



 /s/ James D. Robinson III                   /s/ Michael F. Mee
 James D. Robinson III                       Michael F. Mee



 /s/ Andrew C. Sigler                        /s/ Frederick S. Schiff
 Andrew C. Sigler                            Frederick S. Schiff



                                             /s/ Louis W. Sullivan, M.D.
                                             Louis W. Sullivan, M.D.